                             Filed Under Rule 424 (b)(3)
                             Registration Statement No. 333-18367

    SUPPLEMENT NO.  10  TO PROSPECTUS DATED JANUARY 3, 1997
               (AS SUPPLEMENTED JANUARY 10, 1997)


AT&T CAPITAL CORPORATION


Medium Term Notes, Series 4


Due Nine Months or More From Date of Issue.


Issue Price: 100%
  (as a percent of principal amount)



Floating Rate Notes
-----------------------

Interest Rate Per Annum.......Float%

SETTLEMENT DATE:              02/03/97
INITIAL PAYMENT DATE:         03/03/97
MATURITY DATE:           02/03/98
DAYCOUNT:                ACTUAL/360
INDEX:                   1 Month LIBOR + 0.15%
SOURCE:                  TELERATE PAGE 3750
RESET FREQUENCY:              Monthly
PAYMENT FREQUENCY:       Monthly
PAYMENT:                 Monthly, Pays the 3rd or next Good
Business
                              Day of each Month. Commencing
03/03/97
INTEREST DETERMINATION:       Monthly Reset, Paid
                              Monthly - Source: Telerate p. 3750.
2 London
                              Business Days Prior to Each Reset
Date.
REDEMPTION:                   Non-Call Life
AMOUNT OF SALE:               $25,000,000.00
CUSIP NUMBER:            00206HC93


Date of Sale: January 29, 1997